                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


                                 March 8, 1999
              --------------------------------------------------
               Date of Report (date of earliest event reported)


                                  iMALL, INC.
           --------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)



    Nevada                  0-21201              87-0553169
----------------       ----------------     -----------------
  (State or other        (Commission File      (IRS Employer
  jurisdiction of            Number)           Identification
  Incorporation)                                      Number)



       233 Wilshire Boulevard, Suite 820, Santa Monica, California 90401
       -----------------------------------------------------------------
                    (Address of principal executive offices)



                                (310) 309-4000
                        -------------------------------
                        (Registrant's telephone number,
                              including area code)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On March 8, 1999, iMALL Inc. ("iMall") acquired all of the outstanding shares of common stock of Pure Payments, Inc. ("Pure Payments") in exchange for a combined total of 450,000 shares of iMALLs common stock and options to purchase shares of iMALL common stock, valued at approximately $6.0 million. Prior to this acquisition, iMALL had purchased Pure Payments' products and services, which allow for on-line retailers to process credit card orders securely over the Internet for use as part of iMALL's electronic commerce services.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Filed herewith as a part of this report are the audited financial statements and related notes of Pure Payments Inc., as of December 31, 1998, and for the period from inception (September 23, 1998) through December 31, 1998.


(b)     RESTATED AND PRO FORMA FINANCIAL INFORMATION.

Filed herewith as a part of this report is the pro forma financial information required by Article 11 of Regulation S-X including an:

Unaudited Pro Forma Statement of Operations of Registrant for the year ended December 31, 1998 and related Notes.

Unaudited Pro Forma Statement of Financial Position of Registrant as of December 31, 1998 and related Notes.



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------



To the stockholders of Pure Payments, Inc.:

We have audited the accompanying balance sheet of Pure Payments, Inc., a Delaware corporation, as of December 31, 1998, and the related statements of operations, stockholders' equity and cash flows for the period from inception (September 23, 1998) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pure Payments, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the period from inception (September 23, 1998) through December 31, 1998 in conformity with generally accepted accounting principles.



                                         ARTHUR ANDERSEN LLP

Los Angeles, California
May 6, 1999

                              PURE PAYMENTS, INC.
                              -------------------

                                 BALANCE SHEET
                                 -------------

                            AS OF DECEMBER 31, 1998
                            -----------------------


                                    ASSETS
                                    ------




CURRENT ASSETS:
  Cash                                     $606,900
  Other current assets                       17,500
                                           --------
          Total current assets              624,400
                                           --------
PROPERTY AND EQUIPMENT:
  Computer equipment                        160,700
  Leased computer equipment                 104,300
                                           --------
                                            265,000
  Less accumulated depreciation             (11,200)
                                           --------
          Net property and equipment        253,800
                                           --------
OTHER ASSETS:
  Deposits                                   10,500
                                           --------


                                           $888,700
                                           ========

                    The accompanying notes are an integral
                          part of this balance sheet.

                              PURE PAYMENTS, INC.
                              -------------------

                                 BALANCE SHEET
                                 -------------

                            AS OF DECEMBER 31, 1998
                            -----------------------


                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------




CURRENT LIABILITIES:
  Accrued expenses                                    $   10,100
  Current portion of capitalized lease
    obligations                                           43,200
                                                      ----------
          Total current liabilities                       53,300
                                                      ----------

CAPITALIZED LEASE OBLIGATIONS, net of
  current portion                                         50,800
                                                      ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Convertible preferred stock, par value $.0001,
    liquidation value of $1,024,700, 1,500,000
    shares authorized, 1,443,262 shares issued
    and outstanding                                    1,024,700
  Common stock, par value $.0001; 15,500,000
    shares authorized, 5,685,000 shares issued
    and outstanding                                          600
  Additional paid-in capital                               5,100
  Accumulated deficit during development stage          (245,700)
  Common stock held in treasury, at cost                    (100)
                                                      ----------
          Total stockholders' equity                     784,600
                                                      ----------

                                                      $  888,700
                                                      ==========

                    The accompanying notes are an integral
                          part of this balance sheet.

                              PURE PAYMENTS, INC.
                              -------------------

                            STATEMENT OF OPERATIONS
                            -----------------------

              FOR THE PERIOD FROM INCEPTION (SEPTEMBER 23, 1998)
              --------------------------------------------------

                           THROUGH DECEMBER 31, 1998
                           -------------------------



REVENUES                                                   $     -

OPERATING EXPENSES                                           245,700
                                                           ---------

    Loss from operations                                    (245,700)
                                                           ---------

NET LOSS                                                   $(245,700)
                                                           =========

                    The accompanying notes are an integral
                           part of these statements.

                              PURE PAYMENTS, INC.
                              -------------------

                       STATEMENT OF STOCKHOLDERS' EQUITY
                       ---------------------------------

              FOR THE PERIOD FROM INCEPTION (SEPTEMBER 23, 1998)
              --------------------------------------------------

                           THROUGH DECEMBER 31, 1998
                           -------------------------



                                                                                                           Accumulated
                                                                                                             Deficit
                               Common Stock         Preferred Stock        Treasury Stock     Additional      During
                            ------------------   ----------------------  ------------------     Paid-in     Development
                             Shares     Amount     Shares      Amount      Shares    Amount     Capital        Stage        Total
                            --------- --------   ---------   ----------   --------  -------    ---------   ------------  -----------
Balance,  September 23,
  1998 (inception)                  -   $   -            -   $        -         -    $   -       $     -    $       -    $       -
Conversion of debt
  into common stock         5,600,000     600            -            -         -        -         5,000            -        5,600
Common stock issued
  in private placements        85,000       -            -            -         -        -           100            -          100
Preferred stock issued
  for fixed assets                  -       -      197,183      140,000         -        -             -            -      140,000
Conversion of debt
  into preferred stock              -       -       17,289       12,300         -        -             -            -       12,300
Preferred stock issued
  in private placements             -       -    1,228,790      872,400         -        -             -            -      872,400
Repurchase of common shares         -       -            -            -   (52,542)    (100)            -            -         (100)
Net loss                            -       -            -            -         -        -             -     (245,700)    (245,700)
                            ---------  -------   ---------   ----------   --------  -------    ---------   -----------   ----------
Balance,
  December 31, 1998         5,685,000   $ 600    1,443,262   $1,024,700   (54,542)   $(100)      $ 5,100    $(245,700)   $ 784,600
                            =========  =======   =========   ==========   ========  =======    =========   ===========   ==========

                    The accompanying notes are an integral
                           part of these statements.

                              PURE PAYMENTS, INC.
                              -------------------

                            STATEMENT OF CASH FLOWS
                            -----------------------

              FOR THE PERIOD FROM INCEPTION (SEPTEMBER 23, 1998)
              --------------------------------------------------

                           THROUGH DECEMBER 31, 1998
                           -------------------------




CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                       $(245,700)
 Adjustments to reconcile net loss to
 net cash used in operating activities:
  Depreciation and amortization                    11,200
  Issuance of debt for services                    17,900
  Change in assets and liabilities:
    Other current assets                          (17,500)
    Deposits                                      (10,500)
    Accrued expenses                               10,100
                                                ---------
   Net cash used in operating
    activities                                   (234,500)
                                                ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of computer equipment                  (125,000)
 Proceeds from sale of computer equipment         104,300
                                                ---------
   Net cash used in investing
    activities                                    (20,700)
                                                ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of shares of
  preferred stock                                 872,400
 Proceeds from issuance of shares of
  common stock                                        100
 Repurchase of common shares                         (100)
 Principal payments on capitalized lease
  obligations                                     (10,300)
                                                ---------
   Net cash provided by financing
    activities                                    862,100
                                                ---------
NET INCREASE IN CASH                              606,900

CASH AT BEGINNING OF THE PERIOD                         -
                                                ---------
CASH AT END OF PERIOD                           $ 606,900
                                                =========

                    The accompanying notes are an integral
                           part of these statements.



SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for interest                     $     -
   Cash paid for income taxes                 $     -


SUPPLEMENTAL DISCLOSURE OF NONCASH
FINANCING TRANSACTIONS:
   Preferred stock issued for equipment       $140,000
   Conversion of debt into preferred
     stock                                    $ 12,300
   Conversion of debt into Common Stock       $  5,600
   Equipment acquired under capital
     lease agreement                          $104,300

                    The accompanying notes are an integral
                           part of these statements.

                              PURE PAYMENTS, INC.
                              -------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1998
                               -----------------



(1)  ORGANIZATION AND NATURE OF OPERATIONS
     -------------------------------------

Pure Payments, Inc. ("the Company") is a Delaware Corporation in the development stage. The Company plans to be a provider of Internet Payment Services. These services enable Internet retailers to process credit card transactions over the Internet. As the payment service behind the scenes, the Company plans to provide scalable architecture that readily integrates into a retailer's existing system. The Company's products and services will be sold primarily to small and medium sized merchants through Commerce Service Providers such as ISPs, Shopping Portals, Commerce Communities, Auction Sites, and Technology Providers.


(2)  SIGNIFICANT ACCOUNTING POLICIES
     -------------------------------

Cash
----

The Company invests in highly qualified financial institutions. At times, such investments may be in excess of insured limits.

Property and Equipment
----------------------

Property and equipment are recorded at cost. The Company depreciates computer equipment using the straight-line method over a three year estimated useful life. The Company follows the policy of capitalizing expenditures that materially increase asset lives, and expensing maintenance, repairs and minor renewals.

Income Taxes
------------

Income taxes are provided for under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the asset and liability approach for financial reporting of income taxes.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Capitalized Software Costs
--------------------------

Under SFAS No. 86, software development costs are to be capitalized beginning when a product's technological feasibility has been established and ending when a product is made available for general release to customers. The establishment of technological feasibility of the Company's products had not occurred as of December 31, 1998, accordingly, no costs have been capitalized.

(3)  COMMITMENTS AND CONTINGENCIES
     -----------------------------

Capital Leases
--------------

Certain equipment is leased under capitalized lease obligations. The following is a summary of assets held under capital lease agreements as of December 31, 1998:

Computer Equipment                      $ 104,300
Less accumulated depreciation              (3,400)
                                        ---------
                                        $ 100,900
                                        =========

The following is a schedule of future minimum lease payments under capitalized lease obligations together with the present value of the minimum lease payments at December 31, 1998:

Years Ending December 31,
-------------------------

           1999                                               $ 62,000
           2000                                                 51,700
        Thereafter                                                   -
                                                             ---------
  Total minimum lease payments                                 113,700
    Less amount representing interest                          (19,700)
                                                             ---------
  Present value of minimum lease payments                       94,000
    Less current portion                                       (43,200)
                                                             ---------
    Long-term portion                                         $ 50,800
                                                             =========

Operating Leases
----------------

The Company leases certain facilities used in its operations. The approximate aggregate commitments under operating leases in effect at December 31, 1998 were $49,000 for the year ended December 31, 1999.

The Company incurred rent expense of approximately $13,500 in connection with operating leases from inception (September 23, 1998) through December 31, 1998.

Employment Agreements
---------------------

The Company has various employment agreements with officers, some of which include bonuses, and stock options.


(4)  INCOME TAXES
     ------------

The provision for income taxes consists of the following:

                                                                                                  Period Ended
                                                                                                  ------------
                                                                                               December 31, 1998
                                                                                               -----------------
Current Provision:
Federal                                                                                          $      -

                                                                                                      800
  State                                                                                           -------
                                                                                                      800
                                                                                                  -------
Deferred Provision:
  Federal                                                                                               -
  State                                                                                                 -
                                                                                                  -------
                                                                                                        -
                                                                                                  -------
Provision for income taxes                                                                        $   800
                                                                                                  =======

The differences between the effective income tax rate and the Federal statutory income tax rate consist of the following:

                                                                                               Period Ended
                                                                                               ------------
                                                                                             December 31, 1998
                                                                                             -----------------

Provision at the federal statutory
  rate of 34 percent                                                                             $(83,500)
State income taxes at 6 percent                                                                   (14,700)
Valuation allowance                                                                                99,000
                                                                                               ----------
      Total provision for income taxes                                                           $    800
                                                                                               ==========

At December 31, 1998, the Company has net operating loss carryforward of approximately $240,000 available to reduce future taxable income. All deferred tax assets, primarily related to net operating loss carryforwards, have all been reserved for through use of a valuation reserve. The provision for income taxes is included in operating expenses in the accompanying financial statements.

(5)  CAPITAL STOCK
     -------------

Stock Transactions
-------------------

In 1998, upon formation, the Company issued 5,600,000 shares of common stock to its founders, in exchange for the extinguishment of $5,600 in debt, at a price of $.001 per share. In 1998, the Company issued an additional 85,000 shares in a private placement at a price of $.001 per share.

In December 1998, the Company purchased 54,542 shares of its outstanding common stock for $100, at a price of $.001 per share.

In 1998, 1,443,262 shares of preferred stock were issued at a price per share of $.71, through a private placement. The Company issued, to a founder and an employee, 197,183 shares in exchange for computer equipment with a book value of $140,000. An additional 17,289 shares were issued to a founder for the extinguishment of a $12,300 note payable. A total of 1,228,790 shares of preferred stock were issued to a founder and outside investors at various times, for $872,400 cash. Each share of preferred stock earns a $.0568 non-cumulative dividend, payable annually in cash at the discretion of management, and can be converted at any time into one share of common stock at the discretion of the shareholder. Shares of preferred and common stock vote as one class, with each share of preferred and common stock entitled to one vote.

The Board of Directors did not declare any preferred or common stock dividends in 1998.

(6) STOCK OPTIONS
    -------------

The Company has granted incentive stock options to officers, directors and key employees under a stock compensation plan at prices not less than fair market value on the date of grant. The incentive options become exercisable between one and four years from the grant date. The incentive stock options expire ten years from the date of grant.

A summary of the status of the Company's stock option plan and changes in outstanding options is presented below:

                                                                    Shares                    Weighted-
                                                                    Under                     Average
                                                                    Option                 Exercise Price
                                                                    ------                 --------------
Options outstanding at
  September 23, 1998 (inception)                                      -                        $    -

Options granted                                                    153,000                          .07
Options exercised                                                     -                             -
Options canceled                                                      -                             -
                                                                   -------
Options outstanding at
  December 31, 1998                                                153,000                     $    .07
                                                                   =======
Options exercisable at
  December 31, 1998                                                   -                             -
                                                                   =======


In accordance with the terms of APB No. 25, the Company records no compensation expense for its stock option awards. As required by SFAS No. 123, the Company provides the following disclosure of hypothetical values for these awards. The weighted-average grant-date fair value of options granted during 1998 was estimated to be $.01. The value was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for 1998: risk-free interest rate of 6.50 percent; expected life of three years; no expected volatility; and no expected dividends. Had compensation expense been recorded based on these hypothetical values, the Company's net loss for December 31, 1998 would not have been materially different from the reported amount. Because options vest over several years and additional option grants are expected, the effects of these hypothetical calculations are not likely to be representative of similar future calculations.

There are 1,247,000 shares available for future grants of stock options, in accordance with the 1998 Stock Plan.

(7)  SUBSEQUENT EVENTS
     -----------------

On March 8, 1999, 100% of the ownership of the Company was sold in exchange for shares of common stock and options to purchase shares of common stock in a public company engaged in Internet commerce. Management and former stockholders of the Company signed employment agreements with the public company in connection with the sale.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma consolidated financial data (the "Pro Forma Financial Data") of iMALL, Inc. (the "Company") has been prepared utilizing the historical consolidated financial statements and related notes thereto of each of the Company and Pure Payments, Inc. ("Pure Payments"). The Pro Forma Financial Data gives pro forma effect to the consummation of the acquisition of Pure Payments as of the date of inception (September 23, 1998) for purposes of the pro forma statements of operations.

The Pure Payments acquisition has been accounted for under the purchase method of accounting and the Pro Forma Financial Data has been prepared on such basis of accounting utilizing estimates and assumptions as set forth below. The Pro Forma Financial Data is presented for informational purposes and is not necessarily indicative of the future financial position or results of operations of the combined businesses that would have resulted had the Pure Payments acquisition been consummated on the dates described above. The purchase price allocations reflected in the Pro Forma Financial Data have been based on preliminary estimates of the respective fair value of assets and liabilities, which may differ from the actual allocations, and are subject to revision.

The following Pro Forma Financial Data for the year ended December 31, 1998 should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company included in the December 31, 1998 Form 10-KSB and the March 31, 1999 Form 10-QSB.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA FOR THE YEAR ENDED DECEMBER 31, 1998

The Company would have incurred additional expenses based on the historical results of Pure Payments for the period from inception (September 23, 1998) to December 31, 1998, related to product development, general and administrative expenses of $245,700.

The Pure Payments acquisition results in the recording of $5,540,800 in software costs as of the March 8, 1999 acquisition date. The Company is amortizing this amount over four years. This would have resulted in amortization expense for the period from inception (September 23, 1998) to December 31, 1998 of approximately $346,300.

For the period from inception (September 23, 1998) to December 31, 1998, payments to the two key members of the management of Pure Payments totaled $24,000 and were included in operating expenses in the accompanying historical results of Pure Payments. In connection with the Pure Payments acquisition, these individuals have entered into employment agreements with the Company, which include specifically defined salaries. The Company would have incurred additional expense of approximately $23,500 if the employment agreements had been in effect from inception (September 23, 1998) to December 31, 1998.

The Company acquired all of the outstanding common stock of Pure Payments on March 8, 1999 in exchange for a combined total of 450,000 shares of common stock and options to purchase shares of common stock of the Company.

The Company would have incurred a net loss from continuing operations of $615,500, or a $1.66 loss per share, based on the pro forma financial data detailed above. The weighted-average shares of common stock outstanding for the year ended December 31, 1998 was 8,130,095.

UNAUDITED PRO FORMA STATEMENT OF FINANCIAL POSITION DATA AS OF DECEMBER 31, 1998

As of December 31, 1998, all balances included in the Company's and Pure Payments' historical statements of financial position would have been consolidated without adjustment in the pro forma statement of financial position, except as noted below.

The Pure Payments acquisition would have resulted in the recording of software costs of $5,540,800, a reduction in Pure Payments equity of $472,700 to reset equity to a balance of zero, and an increase in common stock and additional paid in capital of $3,500 and $6,010,000 to record the issuance of common stock to consummate the transaction.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  iMALL, INC.
May 14, 1999



                           By /s/ Richard Rosenblatt
                  --------------------------------------------
                          Richard Rosenblatt, Chairman
                    of the Board and Chief Executive Officer